UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 14, 2018

(Date of earliest event reported)

Imperva, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35338	03-0460133
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3400 Bridge Parkway

Redwood Shores, California 94065

(Address of principal executive offices) (Zip Code)

(650) 345-9000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Regulatory Approvals Required for the Merger

On December 14, 2018, the Australian Foreign Investment Review Board issued a no objection notification with respect to the Merger, as defined in that certain Agreement and Plan of Merger (the “Merger Agreement”) dated October 10, 2018 by and among Imperial Purchaser, LLC, a Delaware limited liability company (“Newco”), Imperial Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Newco, and Imperva, Inc., a Delaware corporation (the “Company”).

As of the date of this Current Report on Form 8-K, the applicable waiting period under the HSR Act has expired or been terminated, and the approvals or clearances of the Merger by the relevant antitrust authorities in Austria and Australia and foreign investment authorities in Australia have been granted. No additional clearances or approvals under any antitrust or foreign investment laws are required in connection with the transactions contemplated by the Merger Agreement.

The foregoing information should be read in conjunction with the definitive proxy statement filed with the Securities and Exchange Commission on December 6, 2018, with respect to the special meeting of the Company’s stockholders scheduled to be held on January 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERVA, INC.

Date: December 17, 2018	By:	/s/ Mike Burns
Mike Burns
Chief Financial Officer